UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2005

THE TRIZETTO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

567 San Nicholas Drive, Suite 360 Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 719-2200

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

On December 22, 2005 (the “Closing Date”), The TriZetto Group, Inc., a Delaware corporation (“TriZetto”), completed its acquisition of CareKey, Inc., a Delaware corporation (“CareKey”), pursuant to the terms of a previously announced Agreement and Plan of Merger (the “Merger Agreement”). As a result of the acquisition, CK Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TriZetto was merged with and into CareKey and CareKey became a wholly owned subsidiary of TriZetto. Under the Merger Agreement, CareKey stockholders and optionholders are entitled to receive an aggregate cash payment of $60,000,000 as of the Closing Date. Further, CareKey stockholders and optionholders will be entitled to receive contingent consideration under each of the following circumstances: (i) $15,000,000, in cash payable on February 28, 2006 in the event certain conditions are met, and (ii) up to $25,000,000, in cash or stock at TriZetto’s election, in the event certain financial milestones are achieved during a period ending December 31, 2008. In addition, further contingent consideration, payable in cash or stock at TriZetto’s election, may be paid to CareKey stockholders and optionholders if, prior to December 31, 2008, CareKey generates revenues in excess of certain milestones or if CareKey generates certain software maintenance revenues during the fiscal year ended December 31, 2009 in excess of certain milestones.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement, which is attached hereto as Exhibit 2.1. Portions of this exhibit have been redacted pursuant to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted material was filed separately with the Securities and Exchange Commission.

Item 7.01 – Regulation FD Disclosure

On December 22, 2005, TriZetto issued a press release announcing the closing of the acquisition of CareKey under the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company will file the financial statements required by this Item as an amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file the financial statements required by this Item as an amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(c) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of November 18, 2005, by and between The TriZetto Group, Inc., a Delaware corporation, CareKey, Inc., a Delaware corporation, CK Acquisition Corp., a Delaware corporation, and the Representative named therein.

99.1	Press release issued by The TriZetto Group, Inc. dated December 22, 2005.

*Portions of this exhibit have been redacted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: December 29, 2005	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of November 18, 2005, by and between The TriZetto Group, Inc., a Delaware corporation, CareKey, Inc., a Delaware corporation, CK Acquisition Corp., a Delaware corporation, and the Representative named therein.

99.1	Press release issued by The TriZetto Group, Inc. dated December 22, 2005.

*Portions of this exhibit have been redacted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.